Exhibit 99.1
FIRST AMENDMENT TO LEASE
This First Amendment to Lease (“First Amendment”) is made and entered into as December 1, 2009 by and between C C & E, LLC (“Lessor”) and ISI Detention Contracting Group, Inc., a California corporation (“Lessee”).
RECITALS
A.
Lessor and Lessee have previously entered into that certain Standard Industrial / Commercial Multi-Tenant Lease — Gross dated as of July 21, 2008 (the “Lease”) pursuant to which Lessee leases an approximately 29,709 square foot portion of an approximately 72,200 square foot freestanding industrial building commonly known as 577 and 583 North Batavia Street, Orange, California (“Premises”).

B.
The remaining Original Term of the Lease is January 1, 2010 through August 31, 2010 (the “Remaining Term”). Lessor and Lessee desire to amend the Lease by modifying the Base Rent due during the Remaining Term and extend the Term for an additional twenty-four (24) months commencing September 1, 2010 and ending August 31, 2012 (the “Extended Term”).

C.	Lessor and Lessee now desire to amend the Lease to reflect their agreement with respect to the extended term upon the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.	Lessor hereby lease to Lessee and Lessee hereby leases from Lessor the Premises upon all the terms and conditions of the Lease and this First Amendment as modified herein.

2.	The Term is hereby extended for a period of twenty-four (24) months commencing September 1, 2010 and ending August 31, 2012.

3.	Monthly Base Rent for the Remaining Term and the Extended Term shall be as follows:

From: January 1, 2010	To: January 31, 2010	$5,832.00 per month
From: February 1, 2010	To: December 31, 2010	$11,664.00 per month
From: January 1, 2011	To: December 31, 2011	$12,775.00 per month
From: January 1, 2012	To: August 31, 2012	$13,666.00 per month
4.	Except as modified herein, the Lease and each of its terms and conditions shall remain in full force and effect.

5.	All terms referenced herein with an initial capitalized letter shall have the same definition as set forth in the Lease.
IN WITNESS HEREOF, the parties have executed this First Amendment as of the day and year first written above.

LESSOR:		LESSEE:

C C & E, LLC		ISI Detention Contracting Group, Inc.,
a California corporation

By:	/s/ Todd Essenmacher	By:	/s/ Mike Peterson

Title:	Managing Member	Title:	President

Date:	12/1/09	Date:	12/1/09

		By:	/s/ Donald F. Neville

		Title:	Chief Financial Officer

		Date:	12/1/09